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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 1999 relating to the financial statements and financial statement schedules, which appears in United Water Resources Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.

 /s/ PricewaterhouseCoopers
LLP
PRICEWATERHOUSECOOPERS LLP

New York, New York
April 28, 1999